Filed pursuant to Rule 433

File No. 333-262475-01

*Pricing Details* $550MM (HDMOT 2022-A) Prime Motorcycle ABS

Lead Managers: Wells Fargo (struc), Barclays and TD Bank

Co-Managers: BMO, BofA, CastleOak, Citigroup, PNC

CLS TOTAL(MM) OFFERED(MM) WAL* Moody's/S&P BENCH SPD YLD% CPN% $PRICE

A-1 93.000 88.350 0.25 P-1/A-1+ I-Cur + 43 1.157 1.157 100.00000

A-2 142.342 135.224 1.03 Aaa/AAA I-Cur + 72 2.463 2.450 99.99957

A-2B 63.158 60.000 1.03 Aaa/AAA SOFR30A+ 62 100.00000

A-3 205.500 195.224 2.37 Aaa/AAA I-Cur + 63 3.087 3.060 99.98335

A-4 74.950 71.202 3.60 Aaa/AAA I-Cur + 68 3.291 3.260 99.97072

* Pricing Speed: 1.40% ABS, 10% call

-TRANSACTION DETAILS-

Offered Size : $550MM, No Grow

Registration : SEC Registered

ERISA Eligible : Yes

Expected Settlement : 04/20/2022

First Payment : 05/16/2022

Min Denoms : 1k x 1k

Expected Ratings : Moody's/S&P

Bloomberg Ticker : HDMOT 2022-A

Risk Retention : 5% Vertical

-MARKETING MATERIALS-

Preliminary Prospectus: Attached

Filed pursuant to Rule 433

File No. 333-262475-01

Intex: Dealname: wshdmot2022a | Password: 3VVK

DealRoadshow: https://dealroadshow.com

Entry Code (Case Sensitive): HDMOT22A

Direct Link: https://dealroadshow.com/e/HDMOT22A

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